UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2015

NovoCure Limited

(Exact name of registrant as specified in its charter)

Jersey (Channel Islands)	001-37565	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Le Masurier House La Rue Le Masurier St. Helier, Jersey		JE2 4YE
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: +44 (0)15 3475 6700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. to Form 8-K):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

The press release of NovoCure Limited, dated October 19, 2015, is furnished herewith as Exhibit 99.1.

Item 8.01	Other Events

On October 19, 2015, NovoCure Limited closed a partial exercise of the over-allotment option by the underwriters of its previously announced initial public offering, in the amount of an additional 376,195 ordinary shares at the initial public offering price. There remain an additional 748,805 ordinary shares issuable pursuant to the underwriters’ over-allotment option, which remains exercisable until October 31, 2015.

NovoCure Limited received net proceeds of approximately $7.7 million from the partial exercise of the option, after deducting the underwriting discount. The closing of the partial exercise of the option brings the total net proceeds from the initial public offering to approximately $158 million, after deducting the underwriters’ discount and estimated offering expenses, which NovoCure Limited intends to use for working capital and general corporate purposes, including clinical trials and research and development and continued commercialization of Optune and its future delivery systems.

NovoCure Limited shares trade on the NASDAQ Global Select Market under the symbol “NVCR.”

This Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy the securities described above, nor shall there be any sale of such shares in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release of NovoCure Limited, dated October 19, 2015

The information in Item 7.01 (including any exhibits furnished under Item 9.01 relating thereto) in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”) or otherwise subject to the liabilities of that Section, and shall not be or be deemed to be incorporated by reference in any NovoCure Limited filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Forward-Looking Statements

Certain statements contained in this Current Report on Form 8-K (including in any exhibits) that are not historical information contain forward-looking statements. The forward-looking statements involve risks and uncertainties and actual results may differ materially from those projected or implied. Further, certain forward-looking statements are based on assumptions of future events which may not prove to be accurate. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or, in each case, their negative, or other variations or comparable terminology. NovoCure Limited derives many of its forward-looking statements from its operating budgets and forecasts, which are based upon many detailed assumptions. While NovoCure Limited believes that its assumptions are reasonable, it is difficult to predict the impact of known factors and, of course, it is impossible to anticipate all factors that could affect actual results. These factors are discussed in the “Risk factors,” “Cautionary note regarding forward-looking statements,” “Management’s discussion and analysis of financial condition and results of operations,” and “Our business” sections and elsewhere in NovoCure Limited’s registration statement on Form S-1 (File No. 333-206681).

You should keep in mind that any forward-looking statement made by NovoCure Limited herein, or elsewhere, speaks only as of the date on which made. New risks and uncertainties come up from time to time, and it is impossible for NovoCure Limited to predict these events or how they may affect it. NovoCure Limited has no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovoCure Limited

(Registrant)

Date: October 19, 2015

By:	/s/ Wilhelmus Groenhuysen
Name:	Wilhelmus Groenhuysen
Title:	Chief Financial Officer

Index to Exhibits

Exhibit No.	Description

99.1	Press Release of NovoCure Limited, dated October 19, 2015